Pro Forma Consolidated Financial Statements of

BUSANDA EXPLORATIONS INC.

As at March 31, 2003

BUSANDA EXPLORATIONS INC.
Pro Forma Consolidated Balance Sheet

	Busanda	Image
	Explorations Inc.	Innovations Inc.		Pro forma
	as at March 31,	as at March 31,	Pro Forma	as at March 31,
	2003	2003	Adjustments	2003
			(note 3)

Assets

Current assets:
Cash	$3,274	$13,446	$–	$16,720
Prepaid expenses	–	18,749	–	18,749
	3,274	32,195	–	35,469

Capital assets	–	1,719	–	1,719

	$3,274	$33,914	$–	$37,188

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$850	$–	$20,000	$20,850
Officer advances	23,750	–	–	23,750
Advances payable	–	103,919	–	103,919
	24,600	103,919	20,000	148,519

Stockholders’ equity (deficit):
Share capital:
Common shares	8,155	–	10,000	18,155
Additional paid-in capital	62,145	1,000	(101,626)	(38,481)
Accumulated deficit during
the development period	(91,626)	(71,005)	71,626	(91,005)
	(21,326)	(70,005)	–	(111,331)

	$3,274	$33,914	$–	$37,188

See accompanying notes to pro forma consolidated financial statements.

On behalf of the Board:

__________________________________  Director

BUSANDA EXPLORATIONS INC.
Pro Forma Consolidated Statement of Loss

	Busanda	Image		Pro forma
	Explorations Inc.	Innovations Inc.		for the three
	for the three months ended	for the period ended		months ended
	March 31,	March 31,	Pro Forma	March 31,
	2003	2003	Adjustments	2003
			(note 3)

Revenue:
	$–	$–	$–	$–

Expenses:
Automobile expenses	–	454	–	454
Bank charges	–	289	–	289
Books	–	102	–	102
Consulting fees	–	43,042	–	43,042
Depreciation and amortization	–	3	–	3
Dues and subscriptions	–	350	–	350
Meals and entertainment	–	808	–	808
Office supplies	109	389	–	498
Postage and delivery	–	412	–	412
Printing and reproduction	–	261	–	261
Product development	–	3,778	–	3,778
Professional fees	1,025	1,071	–	2,096
Rent	–	400	–	400
Telephone	–	3,379	–	3,379
Trade shows	–	115	–	115
Travel and entertainment	–	16,152	–	16,152
	1,134	71,005	–	72,139

Loss before income taxes	(1,134)	(71,005)	–	(72,139)

Income taxes	–	–	–	–

Loss for the period	$(1,134)	$(71,005)	$–	$(72,139)

Loss per share	$(0.00)	$(71.01)	$–	$(0.00)

See accompanying notes to pro forma consolidated financial statements.

BUSANDA EXPLORATIONS INC. Notes to Pro Forma Consolidated Financial Statements As at March 31, 2003

1.

Terms of acquisition and basis of presentation:

The accompanying pro forma consolidated financial statements have been prepared for inclusion in a Current Report on Form 8K describing the acquisition on June 30, 2003 of Image Innovations Inc. (“Image Innovations”) by Busanda Explorations Inc. (“Busanda”) and the resulting change in control of Busanda (the “Acquisition”). The pro forma consolidated financial statements of Busanda give effect to the Acquisition under which the shareholders of Image Innovations exchanged all of their common shares of Image Innovations for common shares of Busanda.

The pro forma consolidated financial statements include:

(a)
a pro forma consolidated balance sheet prepared from the unaudited balance sheet of Busanda as at March 31, 2003 and the audited balance sheet of Image Innovations as at March 31, 2003 and gives effect to the assumptions described in note 3. The pro forma consolidated balance sheet assumes the Acquisition occurred on March 31, 2003.

(b)
a pro forma consolidated statement of loss prepared from the unaudited statement of loss of Busanda for the three months ended March 31, 2003 and the audited statement of loss of Image Innovations for the period ended March 31, 2003 and gives effect to the assumptions described in note 3. The pro forma consolidated statement of loss assumes the acquisition occurred on January 14, 2003, the date of incorporation of Image Innovations.

The latest fiscal year of Busanda ended December 31, 2002. Image Innovations was incorporated on January 14, 2003. The pro forma consolidated statement of loss has been prepared for the three months ended March 31, 2003. No pro forma statement of loss has been prepared for the latest fiscal year of Busanda, since Image Innovations was incorporated subsequent to that year and hence there would be no additional operations to include with those of Busanda.

The pro forma consolidated financial statements are not necessarily indicative of the results of operations that would have resulted if the transactions described above had occurred at the dates indicated or of the future operating results of Busanda subsequent to the completion of the Acquisition.

The pro forma consolidated financial statements should be read in conjunction with the audited and unaudited financial statements of Busanda and Image Innovations contained elsewhere in this Current Report on Form 8K.

2.

Significant accounting principles:

The pro forma consolidated financial statements have been compiled using the significant accounting policies as set out in the unaudited and audited consolidated financial statements of Busanda contained elsewhere in this Current Report on Form 8K.

BUSANDA EXPLORATIONS INC. Notes to Pro Forma Consolidated Financial Statements As at March 31, 2003

3.	Pro forma assumptions: The pro forma consolidated financial statements are based on the following assumptions:

	•	Busanda has acquired 100% of the outstanding shares of Image Innovations;

	•	Image Innovations will remain as a wholly-owned subsidiary of Busanda;

	•	All of the issued and outstanding shares of Image Innovations (1,000 common shares, no par value) were exchanged for 10,000,000 common shares of Busanda (par value $0.001);

	•	Busanda is currently a non-operating company with nominal net assets;

	•	Immediately subsequent to completion of the Acquisition, the former shareholders of Image Innovations own in aggregate approximately 55% of the common shares of Busanda, and the Acquisition will therefore be accounted for as an issuance of stock by Image for the net monetary assets of Busanda, accompanied by a recapitalization;

	•	Estimated costs of the Acquisition are $20,000, incurred by Busanda. None of these costs were accrued in the financial statements of Busanda at March 31, 2003, and are accordingly included as a pro-forma adjustment;

	•	The pro forma consolidated loss per share for the three months ended March 31, 2003 has been calculated based on the following:

Weighted average number of shares of Busanda issued for
the three months, including those issued under the Acquisition	18,155,000

Pro forma consolidated weighted average number of shares issued for the period	18,155,000